EXHIBIT 99.1

Heritage Oaks Bancorp Announces Termination of Memorandum of Understanding with the Federal Reserve Bank

PASO ROBLES, Calif., Sept. 4, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp ("Heritage Oaks" or the "Company") (Nasdaq:HEOP), a bank holding company and parent of Heritage Oaks Bank (the "Bank"), announced that the Federal Reserve Bank of San Francisco ("FRB") has terminated its Memorandum of Understanding ("MOU") with the Bank. The Company has previously announced the termination of an MOU with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions, and the repurchase of all preferred stock and common stock warrants issued to the United States Department of Treasury as part of the Troubled Asset Relief Program—Capital Purchase Program ("TARP—CPP").

"We are pleased that the FRB has recognized the significant improvements in the Company's operations and financial condition, and as a result has determined that the MOU was no longer warranted. The termination of the MOU by the FRB concludes the increased regulatory oversight placed on the Company by several regulatory bodies," said President and Chief Executive Officer Simone Lagomarsino. "We are very proud of the hard work by the entire Bank team to resolve these regulatory issues and we appreciate the efforts and commitment of our employees and Board of Directors to achieve resolution."

About Heritage Oaks Bancorp

With $1.1 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, and Morro Bay, as well as loan production offices in Goleta and Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. The Business First division has one branch office in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to identify these forward‐looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the ongoing financial crisis in the United States, including the continuing softness in the California real estate market, and the response of federal and state government and our regulators thereto, general economic conditions in those areas in which the Company operates, competition, fluctuations in interest rates, changes in the Company's business strategy or development plans, changes in governmental regulation, changes in the credit quality of our loan portfolio, as well as economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances, the Company's ability to increase profitability and sustain growth, the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan losses and financial policies of the United States government.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2013. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

CONTACT: Simone Lagomarsino, President/Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Mark Olson, EVP/Chief Financial Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5107
         molson@heritageoaksbank.com